Exhibit 99.2

Remaining 2012 Priorities for Value Creation

•	Explore undeveloped resource potential

•	Testing of Vaca Muerta potential continues

•	Testing of initial well in Colombia underway, next well spuds 2Q

Recent Argentine Government Actions

•	Management’s opinion is that this dispute is between the Argentine government and Repsol and not with the entire energy industry in Argentina.

•	Apco has historically reinvested the majority of its earning into exploration and development properties in Argentina.

Apco 2012 1st Quarter Operational Update

•	Argentina

•	Development drilling results meeting expectations

•	Actively investigating Vaca Muerta formation in Coirón Amargo

•	Colombia

•	Drilled Maniceno #1 well in Llanos 32 block and have set casing; testing of the Mirador formation is under way

•	Will also drill Samaria well in Llanos 32 in 2Q 2012